Exhibit 99.1

Footwear Industry Executive Gregg Ribatt

Named Chief Executive Officer of Crocs, Inc.

NIWOT, Colo., December 15, 2014  — Crocs, Inc. (NASDAQ: CROX) today announced that veteran footwear and apparel industry executive Gregg Ribatt has been named chief executive officer of Crocs, Inc. and is expected to join the company in late January 2015.

“Gregg brings to Crocs a two-decade track record of success and leadership in guiding companies through significant growth and transformation,” said Thomas J. Smach, Crocs chairman of the board. “Since Gregg joined our board of directors in January 2014, he has contributed to the Board’s efforts to conceptualize the Crocs of the future. We believe the transformation of Crocs will accelerate under his leadership, and we are delighted to welcome him as our new chief executive officer in January 2015.”

Ribatt brings to Crocs 20 years of executive leadership and outstanding performance in consumer branded wholesale and retail organizations in footwear and apparel. Most recently, he served as interim CEO of Spanx, Inc. Previously, he served as president and chief executive officer of Collective Brands Performance & Lifestyle Group, a $1.1 billion leader in global branded performance and lifestyle footwear and apparel, which included the Saucony, Sperry Top-Sider, Keds and Stride Rite brands. Before joining Collective Brands, he was president, chief executive officer and a member of the board of directors for Stuart Weitzman Holdings, a luxury women’s fashion footwear company. He also served as executive vice president and chief operating officer of Bennett Footwear Group, which, at the time, was one of the leading women’s branded and private label fashion footwear companies in the U.S. He will be based in Crocs’ new Global Commercial Center in suburban Boston, while also spending significant time at Crocs’ offices in Niwot, Colo., as well as working with Crocs employees and customers around the world.

Andrew Rees will continue in his role as president and will report to Ribatt when he assumes his CEO role in late January. In addition to being CEO, Ribatt will continue to serve on the Crocs board of directors.

“Crocs is an incredible brand with excellent growth potential. In only 12 years, the team has built a billion-dollar global brand with distribution in more than 90 countries, and the Crocs brand continues to have meaningful growth potential in every market in which it competes,” Ribatt said. “Over the last nine months, the team has done an exceptional job of working to position the brand and company for the future. My goal is to build on that strategic work while continuing to establish one of the best teams and cultures in the industry. I would like to thank Andrew Rees for his great work and leadership since he joined the company last spring as president. I’m confident and excited for the future of the Crocs brand, and I look forward to working with Andrew and the team to help Crocs reach its full potential across the globe.”

About Crocs, Inc.

Crocs, Inc. (NASDAQ: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

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